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                                                                     EXHIBIT 5.1



                     MORRISON COHEN SINGER & WEINSTEIN, LLP


                              750 Lexington Avenue


                            New York, New York 10022


                           Telephone: (212) 735-8600


                            Facsimile (212) 735-8708



                                  May 11, 2000



Cytoclonal Pharmaceutics Inc.


9000 Harry Hines Boulevard


Dallas, Texas 75235



  Re: Registration Statement on Form S-3



Dear Sirs:



     We refer to Registration Statement on Form S-3 (the "Registration Statement") filed by you, Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission thereby registering an aggregate of 1,880,240 shares of common stock, $.01 par value per share (the "Common Stock").



     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.



     Based upon the foregoing, we are of the opinion that:



          1. The Common Stock has been duly and validly authorized and when sold, paid for and issued upon the exercise of (a) the Unit Purchase Options, Class C Warrants and Class D Warrants in accordance with the terms of the Unit Purchase Option, the Class C Warrants and Class D Warrants, respectively, (b) the Class A Warrants and Class B Warrants in accordance with the terms of the Class A Warrants and Class B Warrants, respectively, and (c) such other options and warrants as set forth in the Registration Statement in accordance with the terms of such options and warrants, the Common Stock will be duly and validly issued, fully paid and nonassessable.



     We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.



                                    Very truly yours,



                                    /s/ MORRISON COHEN SINGER & WEINSTEIN,
                                    LLP

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                                    Morrison Cohen Singer & Weinstein, LLP